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Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No 333-101297) of DOV Pharmaceutical, Inc. of our report dated March 7, 2003, except for Note 8 as to which the date is March 24, 2003 relating to the financial statements of DOV (Bermuda), Ltd., which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey
March 28, 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS